SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2001

Team Communications Group, Inc.

(Exact name of registrant as specified in its charter)

California	1-6739	95-4519215

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11818 Wilshire Boulevard, Suite 200, Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 312 4400

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 1. Change of Control

     Team Communications Group, Inc. (the “Company”) is concluding negotiations with Murchison Media Group (“MMG”) with respect to a transaction pursuant to which MMG will invest up to $5,000,000 in the Company by June 30, 2002. The terms of the transaction are contained in a letter of intent, dated as of September 7, 2001. The transaction is subject to, among other things, the completion of due diligence and other matters. As of October 8, 2001, the Company has received commitments for $650,000 in interim financing from MMG before October 31, 2001.

     In connection with the Letter of Intent and the initial advance of funding, the Company accepted the resignation of Michael Solomon, Russel Barry and Alan Liker as members of the Board of Directors. Michael Solomon has resigned as Chief Executive Officer.

     Richard Block, Dennis Pope, Company President and Chief Operating Officer Jay Shapiro and Michael Shamji have been appointed to the Board. Mr. Block has agreed to serve as the Chairman of the Board. Mr. Pope will also serve as interim Chief Executive Officer.

Item 6. Resignation of Directors

     As indicated in Item 1 above, effective as of September 17 , 2001, Michael Solomon, Russel Barry and Alan Liker resigned as members of the Board of Directors of the Company. None of the aforementioned directors resigned as a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As there is no disagreement, each resigning director has declined to furnish a letter describing any disagreement.

Item 7.   Exhibits.

3.            Letter of Intent with MMG

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2001

Team Communications Group, Inc.

By:

Name: Jay J. Shapiro
Title: President and Chief Operating Officer

EXHIBIT INDEX

10.1.      Form of letter of intent